UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 9, 2017, Skyline Medical Inc. (the “Company,” “we,” or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Skyline Cyto Acquisition, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and CytoBioscience, Inc. (“CytoBioscience”). CytoBioscience creates and manufactures devices used in human cell research focused on new therapeutic drug development and has a well-known scientific and technical staff, collaborative partnerships with leading pharmaceutical companies and strategic alliances with key groups and academic institutions.

The Merger Agreement contemplates a reverse triangular merger with CytoBioscience surviving the merger with Merger Sub and becoming a wholly owned operating subsidiary of the Company (the “Merger”). As a result of the Merger, the holders of capital stock, debt, warrants and options to purchase capital stock of CytoBioscience outstanding immediately prior to the effective time of the Merger (the “Effective Time”), will be entitled to receive certain capital stock of Skyline. Skyline will issue in connection with the Merger the following securities: (i) a number of shares of Company common stock (the “Common Shares”) equal to 19.8% of Skyline common stock outstanding immediately prior to the Merger; (ii) 6,791,097 shares of Series C Redeemable Preferred Stock of the Company (the “Series C Stock”), (iii) 1,200,000 shares of Series D Redeemable Preferred Stock of the Company (the “Series D Stock”), and (iv) 1,586,017 shares of Series E Preferred Stock of the Company (the “Series E Stock”). The rights and preferences of each series of preferred stock are described below. For a period of three years after the Merger, Targeted Technology Fund I, Targeted Technology Fund II and their affiliates (collectively, the “Fund”) will have the right to include one nominee among the Company’s director nominees for each meeting of stockholders at which directors are to be elected; provided that the Fund continues to hold at least 5.0% of the Company’s outstanding common stock as of the date such nominee is included in Company’s proxy materials with respect to such meeting. The Company will also not increase the size of its Board of Directors above seven directors without the consent of the Fund for a period of three years after the Merger.

The completion of the Merger is contingent upon customary closing conditions in addition to (i) the approval of the Merger by the stockholders of CytoBioscience, (ii) subject to certain materiality-based exceptions, the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of, each of the Company and CytoBioscience set forth in the Merger Agreement, and (iii) listing of the Common Shares on the NASDAQ Capital Market, (iv) entry into an employment agreement with James Garvin, the current Chief Executive Officer of CytoBioscience, who will serve as President of the Company, and (v) satisfactory results of the Company’s due diligence of CytoBioscience.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of the Company and CytoBioscience to continue to conduct their respective businesses in the ordinary course, and to provide reasonable access to each other’s information.  The Merger Agreement contains certain termination rights in favor of each of the Company and CytoBioscience.

Series C Preferred Stock

At the closing of the Merger, the Company will file a certificate of designation to create the Series C Stock, and will issue, as part of the Merger consideration, 6,791,097 shares of the Series C Stock in accordance with the terms and conditions of the Merger Agreement. The Series C Stock has no voting rights except to the extent required by the General Corporation Law of Delaware (the “DGCL”). The Series C Stock is non-convertible. The Series C Stock accrues dividends at the following rates:

Period (months following the date of issuance)	Dividend Accrual Rate
Months 1-18	1.0% per annum
All months thereafter	8.0% per annum

The Company has no obligation to pay any dividends that accrue on the Series C Stock until a Series C Liquidation Event occurs; provided that no dividends may be declared on any junior stock without payment of all accrued dividends on the Series C Stock. A “Series C Liquidation Event” means any liquidation, dissolution or winding up of the Company, a sale of all or substantially all of the assets of the Company, or unless agreed by holders of a majority of the outstanding Series C Stock, a merger or consolidation of the Company other than a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants). At the time of a Series C Liquidation Event, the Company must pay to the holders of the Series C Stock an amount equal to $3.49 per share (or $23.7 million in the aggregate), plus any accrued dividends (the “Series C Liquidation Preference”). The Series C Liquidation Preference is also subject to adjustment upward, based upon any indemnification claims against the Company under the Merger Agreement, or downward, based upon any indemnification claims against the stockholders of CytoBioscience. The Company also has the right to repurchase the Series C Stock for the Series C Liquidation Preference amount at the time of the redemption.

Although the Series C Stock has no voting rights, the Company may not take the following actions without the affirmative vote or consent of the holders of a majority of the outstanding Series C Stock:

(a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, other than the Series D Preferred Stock and junior classes of stock;

(b) amend, alter or repeal the Series C Stock Certificate of Designation or the Company’s Certificate of Incorporation in a manner that is adverse to the holders of Series C Stock in any respect;

(c) acquire any shares of its capital stock except for (i) the redemption of Series D Stock, (ii) the redemption of Series C Stock, or (iii) the redemption or repurchase of capital stock, or securities convertible or exchangeable into such capital stock, issued pursuant to the Company’s equity-based compensation plans;

(d) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets or the assets of the Company, except that the Company may, without the vote or consent of the Series C Stockholders, effectuate a merger in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants);

(e) declare, pay or make any dividends or other distributions on any junior stock (or pay, set aside or make available any monies for a sinking fund or otherwise for the payment thereof);

(f) enter into any agreement, arrangement, undertaking, or commitment to take any of the foregoing steps or actions; or

(g) take any action to sell or otherwise dispose of any material portion of CytoBioscience’s intellectual property rights.

Series D Preferred Stock

At the closing of the Merger, the Company will file a certificate of designation to create the Series D Stock, and will issue, as part of the Merger consideration, 1,200,000 shares of the Series D Stock in accordance with the terms and conditions of the Merger Agreement. The Series D Stock has no voting rights except to the extent required by the DGCL. The Series D Stock is non-convertible. The Series D Stock accrues dividends at 1.0% per year.

The Company has no obligation to pay any dividends that accrue on the Series D Stock until a Series D Liquidation Event occurs; provided that no dividends may be declared on any junior stock without payment of all accrued dividends on the Series D Stock. A “Series D Liquidation Event” means any liquidation, dissolution or winding up of the Company, a sale of all or substantially all of the assets of the Company, or unless agreed by holders of a majority of the outstanding Series D Stock, a merger or consolidation of the Company other than a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants). At the time of a Series D Liquidation Event, the Company must pay to the holders of the Series D Stock an amount equal to $1.00 per share (or $1.2 million in the aggregate), plus any accrued dividends (the “Series D Liquidation Preference”). The Series D Liquidation Preference is senior to the liquidation preferences of the Series C Stock and Series E Stock. The Company also has the right to repurchase the Series D Stock for the Series D Liquidation Preference amount at the time of the redemption.

Although the Series D Stock has no voting rights, the Company may not take any of the following actions without the affirmative vote or consent of the holders of a majority of the outstanding Series D Stock:

(a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, other than the Series D Stock and junior classes of stock;

(b) amend, alter or repeal the Series D Stock Certificate of Designation or the Company’s Certificate of Incorporation in a manner that is adverse to the holders of Series D Stock in any respect;

(c) acquire any shares of its capital stock except for (i) the redemption of Series C Stock, (ii) the redemption of Series D Stock, or (iii) the redemption or repurchase of capital stock, or securities convertible or exchangeable into such capital stock, issued pursuant to the Company’s equity-based compensation plans;

(d) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets or the assets of the Company, except that the Company may, without the vote or consent of the Series D Stockholders, effectuate a merger in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants);

(e) declare, pay or make any dividends or other distributions on any junior stock (or pay, set aside or make available any monies for a sinking fund or otherwise for the payment thereof); or

(f) enter into any agreement, arrangement, undertaking, or commitment to take any of the foregoing steps or actions.

Series E Stock

At the closing of the Merger, the Company will file a certificate of designation to create the Series E Stock, and will issue, as part of the Merger consideration, 1,586,017 shares of the Series E Stock in accordance with the terms and conditions of the Merger Agreement. The Series E Stock has no voting rights except to the extent required by the DGCL. The Series E Stock is non-convertible and non-redeemable. The Series E Stock is entitled to receive dividends if any are declared on the Company’s common stock at a 1:10 ratio.

The Company has no obligation to pay any dividends that accrue on the Series E Stock until a Series E Liquidation Event occurs. A “Series E Liquidation Event” means any liquidation, dissolution or winding up of the Company, a sale of all or substantially all of the assets of the Company, or unless agreed by holders of a majority of the outstanding Series E Stock, a merger or consolidation of the Company other than a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants). At the time of a Series E Liquidation Event, the Company must pay to the holders of the Series E Stock an amount equal to $0.01 per share (or $15,860.17 in the aggregate), plus any dividends (the “Series E Liquidation Preference”). The Series E Liquidation Preference is junior to the liquidation preferences of the Series C Stock and Series D Stock.

The Merger Agreement is attached to this report as Exhibit 2.1, and the Certificates of Designation for the Series C Stock, Series D Stock and Series E Stock are attached to the Merger Agreement as Exhibits C-E, respectively. The foregoing descriptions of the Merger Agreement and the transactions contemplated and effected thereby, and of the rights and preferences of the Series C Stock, Series D Stock and Series E Stock are not complete and are qualified in their entirety by the contents of the actual Merger Agreement and the attached Certificates of Designation.

Item 9.01. Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated August 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date:  August 11, 2017